Exhibit 99.1

                     Jones Lang LaSalle Names Colin Dyer CEO

          International Business Leader to Head Global Real Estate Firm

      CHICAGO, LONDON and SINGAPORE, July 20 /PRNewswire-FirstCall/ -- The Board of Directors of Jones Lang LaSalle Incorporated (NYSE: JLL) announced today that it has elected Colin Dyer, 51, as President, Chief Executive Officer and a member of the Board of Directors, effective September 7. He will report to the Board, which is chaired by Stuart L. Scott. Mr. Dyer is currently the Chief Executive Officer of WorldWide Retail Exchange, a premier international Internet-based exchange community owned by 40 of the world's leading retailers and manufacturers. Before that, he was Chief Executive Officer of Courtaulds Textiles plc, an international clothing and textile company.

      Mr. Dyer, a British citizen currently based in Washington, D.C., will be principally located in the firm's Chicago office. He will have overall responsibility for guiding Jones Lang LaSalle's strategic vision and future growth as well as for chairing the firm's Global Executive Committee, its most senior internal management committee.

      "Colin is a proven leader of global, high-performance companies and an outstanding strategist who has focused on international businesses throughout his career," said Mr. Scott. "He is an entrepreneurial and client-focused manager who is well equipped to direct our organization of exceptionally skilled people into Jones Lang LaSalle's future. Moreover, he is a sophisticated executive with experience leading a public company, and he understands how to create and deliver shareholder value."

      "Jones Lang LaSalle's solid financial condition, wealth of talent and broad platform of services provide excellent potential for future growth," said Mr. Dyer. "The company is known worldwide for its values, integrity and honesty, all of which characterize my approach to business. Although it would be premature for me to detail a long-term vision for the firm, I am convinced that we should aspire to be world leaders in whatever businesses we undertake."

      In 2000, Mr. Dyer was named the founding CEO of the WorldWide Retail Exchange, an Internet-based business-to-business exchange that utilizes sophisticated technology to enable retailers and manufacturers to improve efficiency through e-procurement and supply chain processes. Mr. Dyer guided the strategic, operational and financial direction of the organization. During his tenure, the organization generated US$9 billion worth of activity and expanded to offices in Washington, D.C., Paris and Tokyo.

      From 1996 until 2000, Mr. Dyer was CEO of Courtaulds Textiles plc, an international clothing and fabric company operating in 17 countries with 22,000 employees and sales of US$1.3 billion. He began his career with Courtaulds in 1982 as Managing Director of the Dutch retail chain, GDL, and held various positions with the company before being named Chief Executive. While CEO, he guided corporate strategy, developed a key set of operating principles and installed a new Operating Board. He also drew upon strong customer relationships and a deep understanding of client and consumer needs to oversee development of private-label clothing lines for retailers such as The Limited and Marks & Spencer. In 2000, when Sara Lee Corporation acquired Courtaulds, he was instrumental in increasing shareholder value in the negotiation of the acquisition price.

      Previously, from 1978 to 1982, Mr. Dyer served with McKinsey & Company in Amsterdam as a client manager to firms in the banking, chemical, retail, petrochemical, medical equipment and aerospace industries.

      "Following a rigorous six-month process of reviewing internal candidates and individuals from a range of companies and industries, we are confident that Colin is the right person to work with our senior leadership to guide Jones Lang LaSalle at this point in our history," said Sheila Penrose, a member of the Board of Directors of Jones Lang LaSalle and the chair of the CEO search committee. "Throughout his career, he has demonstrated a dedication to client service, beginning at McKinsey, which is known for its client-service ethic, and later at Courtaulds and the WorldWide Retail Exchange, two organizations focused on strong customer relationships. In seeking the appropriate person to lead the company, and to complement and guide the wealth of talent that already exists at the firm, we chose Colin for his leadership abilities, financial and strategic skills, his international focus and his public company experience."

      Mr. Dyer holds an MBA from INSEAD in Fontainebleau, France, and a BSc in Mechanical Engineering from Imperial College in London. He speaks Dutch, English and French. He serves as a non-executive director and chairman of the audit committee for Northern Foods plc, a major food supplier to the British retail sector.

      To ensure a smooth transition, Mr. Dyer will work closely with Mr. Scott and the members of the firm's Global Executive Committee, who include Lauralee Martin, Global Chief Financial Officer; Lynn Thurber, CEO of LaSalle Investment Management; and the regional CEOs for the Americas, Asia Pacific and Europe, respectively -- Peter Roberts, Peter Barge and Robert Orr. The members of the Global Executive Committee, as well as Molly Kelly, Chief Marketing Officer; Mark Ohringer, Global General Counsel; and Nazneen Razi, Chief Human Resources Officer, will report to Mr. Dyer.

      Mr. Dyer and Mr. Scott will be the two executive members of Jones Lang LaSalle's Board of Directors. The other six members of the internationally diverse Board -- Henri-Claude de Bettignies, Darryl Hartley-Leonard, Sir Derek Higgs, Ms. Penrose, Jackson P. Tai and Thomas C. Theobald -- are independent directors located in Asia, Europe and the United States.

      Mr. Scott has served as Chairman of Jones Lang LaSalle since 1999. He was CEO from 1999 to 2002, and, following the resignation of Christopher Peacock, from January 2004 to the present. Mr. Scott was CEO of LaSalle Partners from 1990 until the merger with Jones Lang Wootton in 1999.

      Jones Lang LaSalle is the world's leading real estate services and money management firm, operating across more than 100 markets around the globe. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet (67 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate money management firms, with approximately $23 billion of assets under management. For more information, visit http://www.joneslanglasalle.com .

    Chronology of Colin Dyer's Career

        1978 - 1982              McKinsey & Company
                                 Client Manager

        1982 - 1985              Courtaulds Textiles plc
                                 Managing Director, GDL

        1985 - 1987              Courtaulds Textiles plc
                                 Responsible for Corporate Strategic Planning

        1987 - 1990              Courtaulds Textiles plc
                                 Chief Executive, Private Label Outerwear

        1990 - 1996              Courtaulds Textiles plc
                                 Divisional Director, Clothing Business

        1996 - 2000              Courtaulds Textiles plc
                                 Chief Executive Officer

        2000 - 2004              WorldWide Retail Exchange
                                 Chief Executive Officer

SOURCE  Jones Lang LaSalle Incorporated
    -0-                             07/20/2004
    /CONTACT: Americas, Gayle Kantro, +1-312-228-2795, gayle.kantro@am.joneslanglasalle.com , or Asia, Foo Chek Yee, +65-6539-9054, chekyee.foo@ap.joneslanglasalle.com , Australia, Anna Town, +61-2-9220-8540, anna.town@ap.joneslanglasalle.com , or Europe, Charlotte Freeman,
+44-20-7399-5616, charlotte.freeman@eu.joneslanglasalle.com , all of Jones Lang LaSalle Incorporated/
    /First Call Analyst: /
    /FCMN Contact: joe.romenesko@am.joneslanglasalle.com /
    /Web site:  http://www.joneslanglasalle.com /
    (JLL)

CO:  Jones Lang LaSalle Incorporated
ST:  Illinois, Singapore, England
IN:  RLT FIN
SU:  PER